Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

Lottery.com Inc.

We consent to the incorporation of the Prospectus that constitutes a part of this Form S-1 Registration Statement of Lottery.com Inc. (the “Company”) of our report dated April 22, 2025, relating to our audit of the Company’s financial statements as of December 31, 2024 and 2023, and for the years then ended, included in the Company’s Annual Report on Form 10-K/A for the fiscal year ended December 31, 2024 and 2023.

We further consent to the incorporation of the Prospectus that constitutes a part of this Form S-1 Registration Statement of Lottery.com Inc. (the “Company”) of our report dated April 22, 2025, relating to the Company’s financial statements as of December 31, 2024 and 2023

We also consent to the reference to us under the heading “Experts.”

/S/ Boladale Lawal

BOLADALE LAWAL & CO.

(Chartered Accountants)

(PCAOB ID 6993)

Lagos, Nigeria

We have served as the Company’s auditor since 2024.

April 24, 2025